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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  July 11, 2000
                                  -------------
                                (Date of Report)


                               Claimsnet.com inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


           Delaware                     001-14665               75-2649230
 (State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)                 File Number)        Identification No.)


          12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243
          -------------------------------------------------------------
                    (Address of principal executive offices)


                                 (972) 458-1701
                                 --------------
              (Registrant's telephone number, including area code)


                                      None
                                      ----
         (Former name or former address, if changed since last report.)


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Item 6.  Resignation of Director.

         As of June 28, 2000, Claimsnet.com inc., a Delaware corporation (the "Company"), and Terry A. Lee, Executive Vice President, Chief Operating Officer, and a Director of the Company ("Lee"), entered into a Severance Agreement and General Release (the "Agreement"), in which the parties agreed as follows:

         i.     The employment of Lee terminated as of June 16, 2000;

         ii. The Company would pay to Lee as severance from such date an aggregate of $162,500, subject to withholding and reduction related to the repayment of Lee's obligations to the Company, payable in installments through December 8, 2000; and

         iii. Lee provided to the Company a general release relating to his employment with the Company.

         In connection with the execution of such agreement, Lee resigned from his positions with the Company and resigned from the Board of Directors of the Company. The resignation of Lee from the Board of Directors of the Company was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Lee informed the Company that he desires to pursue other opportunities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)    Financial Statements of Business Acquired. Not applicable

         (b)    Pro Forma Financial Information. Not Applicable

         (c)    Exhibits.

         10.1 Severance Agreement and Release, dated as of June 28, 2000, between Claimsnet.com inc. and Terry A. Lee.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 11, 2000

                                     CLAIMSNET.COM INC.



                                     By: /s/ Bo W. Lycke
                                         --------------------------------------
                                         Bo W. Lycke
                                         Chairman of the Board of Directors,
                                         President, and Chief Executive Officer